Exhibit 99.1

Monogram Residential Trust, Inc. Announces Final Results of its

Modified Dutch Auction Tender Offer

PLANO, Texas — December 29, 2014 — Today Monogram Residential Trust, Inc. (NYSE: MORE) (Monogram) announced the final results of its modified “Dutch Auction” tender offer to purchase for cash up to $100,000,000 in value of shares of its common stock, par value $0.0001 per share (the “Common Stock”) from its stockholders, which expired at 11:59 p.m., New York City time, on December 19, 2014. Morgan Stanley & Co. LLC acted as the dealer manager for the tender offer.

Based on the final count by Computershare Trust Company, N.A., the paying agent and depositary for the tender offer, a total of 2,394,206 shares of Common Stock were properly tendered and not properly withdrawn at or below the final purchase price of $9.25 per share.

In accordance with the terms and conditions of the tender offer, and based on the final count by the paying agent and depositary, Monogram will accept for purchase 2,394,206 shares of Common Stock properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $9.25 per share, for an aggregate cost of approximately $22.1 million, excluding fees and expenses relating to the tender offer.

Payment for the shares of Common Stock accepted for purchase under the tender offer will occur promptly, in accordance with applicable law.

Based on this final count, the 2,394,206 shares of Common Stock to be accepted for purchase in the tender offer represent approximately 1.4% of Monogram’s currently issued and outstanding shares of Common Stock. Upon settlement of the tender offer, Monogram will have approximately 166,467,726 shares of Common Stock outstanding.

About Monogram

Monogram Residential Trust, Inc. (Monogram), is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States. Monogram’s portfolio includes investments in 56 multifamily communities in 12 states comprising 16,126 apartment homes.

Important Information

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Monogram. Questions and requests for assistance by retail shareholders may be directed to Georgeson Inc. at (866) 432-2791 (toll free). Questions and requests for assistance by institutional shareholders may be directed to Morgan Stanley & Co. LLC, the Dealer Manager for the Tender Offer, at (855) 483-0952 (toll free).

Forward Looking Statements

This press release contains forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, and other factors described in the Risk Factors section of Monogram Residential Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Investor Relations:

Stephen Swett

(469) 250-5638

ir@monogramres.com

Media Contact:

Trevor Gibbons, Edelman on behalf of Monogram

(212) 704-8166

Trevor.Gibbons@edelman.com

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